SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): DECEMBER 23, 2004

                          GOLDEN PHOENIX MINERALS, INC.
               (Exact Name of Registrant as Specified in Charter)

         MINNESOTA                   0-22905                    41-1878178
(State or other jurisdiction       (Commission                (IRS Employer
     of incorporation)            File Number)              Identification No.)

     1675 EAST RIVER PRATER WAY, SPARKS, NEVADA                   89434
     (Address of principal executive offices)                   (Zip code)

                 (775) 853-4919
Registrant's telephone number, including area code


          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

      (a)(1) On December 23, 2004, Golden Phoenix Minerals, Inc. (the "Company") terminated that certain Joint Venture Agreement (the "Joint Venture Agreement"), dated January 28, 1998, by and between the Company and International Enexco Ltd. ("Enexco").

      On December 23, 2004, the Company terminated that certain Exploration License and Option to Purchase Agreement (the "Exploration License Agreement"), dated July 10, 1998, by and between the Company and F.W. Lewis, Inc. ("F.W. Lewis").

      (2) Pursuant to the Joint Venture Agreement, the Company acquired the right to earn a 60% interest in Enexco's patented mining claims through a combination of annual work commitments totaling $2,600,000 on the Enexco property and $4,000 per month payments to Enexco totaling $313,000 over seven years.

      The Exploration License Agreement was acquired for an initial payment of $15,000 and 100,000 shares of common stock. The Exploration License Agreement required the Company to make monthly cash payments, initially at $1,500 per month and then escalating to $2,500 per month and will total $149,000. In addition, the Company was to issue F. W. Lewis common shares with total cash value of $2.2 million over the 4-1/2 year option term which ended December 31, 2002 and expend a total of $1,650,000 of minimum work commitment related costs. On February 19, 2003, Lewis and the Company entered into a First Amendment to Exploration License with Option to Purchase, which extended the term of the Agreement to December 31, 2007 and modified the requirements for the stock distributions to 350,000 shares on January 1 and on July 1 of each year and minimum annual work commitments of $100,000. Monthly payments continued at $2,500. On May 7, 2003, the parties signed a second amendment that clarified that expenditures for work performed by the Company on either the F.W. Lewis property or the adjoining Enexco property would be applied to F. W. Lewis' minimum work commitment. Additionally, the second amendment clarified that F. W. Lewis held a 0.25 per cent net smelter return Production Royalty with respect to the Enexco property. The option to purchase price for the F.W. Lewis property was $3 million cash and $1 million worth of the Company's common stock and could be exercised at any time during the option period. The option was further granted and extended under the First Amendment agreement. The SF Lewis Trust, which controls all the shares of F.W. Lewis, Inc., retained a five percent production royalty on gold and silver and 4 percent on all other minerals. The SF Lewis Trust production royalty could be purchased for $3 million cash and $2 million worth of common stock. The Company was obligated to expend $250,000 on exploration during 1998 and $1.4 million over the term of the 4-1/2 year License agreement, which ended December 31, 2002, but has been extended under the First Amendment.

      (3) The Board of Directors of the Company determined that it was in the best interests of the Company to terminate the Joint Venture Agreement and the Exploration License Agreement due to the cost structures of such arrangements and the Company's current financial condition.

      (4) There are no early termination penalties that the Company could incur from the termination of these agreements.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 27, 2005             GOLDEN PHOENIX MINERALS, INC.


                                    By:    /s/ Jeffrey P. Tissier
                                           -------------------------------------
                                    Name:  Jeffrey P. Tissier
                                    Title: Co-Chairman of the Board of Directors


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